As filed with the Securities and Exchange Commission on April 2, 2013

Registration No. 333-187336

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioScrip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Clearbrook Road

Elmsford, New York 10523

(914) 460-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kimberlee Seah, Esq.

Senior Vice President, Secretary and General Counsel

BioScrip, Inc.

100 Clearbrook Road,

Elmsford, New York 10523

(914) 460-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald E. Figliulo, Esq.

Polsinelli Shughart PC

161 N. Clark Street, Suite 4200

Chicago, Illinois 60601

(312) 463-6311 (phone)

(312) 893-2164 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee
Primary Offering
Common Stock
Preferred Stock(3)
Debt Securities(4)
Warrants(5)
Units(6)
Primary Offering Total				$200,000,000		$27,280
Secondary Offering
Common Stock	12,682,831	$12.14	(7)	$153,969,569	(7)	$21,002
Common Stock underlying Outstanding Warrants	3,400,945	$12.14	(8)	$41,287,473	(8)	$5,632
Secondary Offering Total				$195,257,042		$26,634
TOTAL				$395,257,042		$53,914	(9)

(1)	Such amount as shall result in an aggregate public offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement. Also includes such indeterminate amount of debt securities and common stock and preferred stock as may be issued upon conversion or exchange for any other debt securities or preferred stock that provide for conversion or exchange into other securities.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to General Instruction II.D. of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities issued by BioScrip, Inc. pursuant to this registration statement exceed $200,000,000.
(3)	There is being registered hereunder an indeterminate number of shares of preferred stock as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement.
(4)	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement.
(5)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement.
(6)	There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed the aggregate offering price of $200,000,000 for all securities sold by BioScrip, Inc. pursuant to this registration statement. Each unit will be issued under a unit agreement and will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices on the NASDAQ Global Market on March 12, 2013 of the shares of common stock of the Registrant.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.
(9)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 2, 2013

BioScrip, Inc.

$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

Up to 12,682,831 Shares of Common Stock and
up to 3,400,945 Shares of Common Stock underlying our Warrants
Offered by Selling Stockholders

Through this prospectus, we may offer and sell, from time to time, in one or more offerings, together or separately:

(1) common stock;

(2) preferred stock;

(3) debt securities;

(4) warrants; and

(5) units.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms of the securities and their offering prices will be determined at the time of their offering will be described in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities. The aggregate public offering price of all securities issued by us under this prospectus may not exceed $200.0 million.

In addition, selling stockholders to be named in a prospectus supplement may sell in one or more offerings from time to time pursuant to this prospectus (i) up to an aggregate of 12,682,831 shares of our common stock, and (ii) up to an aggregate of 3,400,945 shares of our common stock issuable upon the exercise of our outstanding warrants. The selling stockholders may sell any or all of their securities registered under this prospectus through underwriters, dealers and agents or directly to purchasers on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on these selling stockholders and the times and manner in which they may offer and sell their securities registered under this prospectus is described under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of such securities, although we will receive the proceeds from the exercise of our outstanding warrants if they are not exercised on a cashless basis.

Our common stock, par value $0.0001 per share, is traded on the NASDAQ Global Market under the symbol “BIOS.” On April 1, 2013, the last reported sale price of our common stock was $12.70 per share.

Our securities may be offered directly by us or the selling stockholders, through agents designated from time to time by us or the selling stockholders, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in our securities involves significant risks. See “Risk Factors” on page 1 of this prospectus, in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein carefully before you make your investment decision.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

_________________________

This prospectus is dated April     , 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus provides a general description of the securities we and the selling stockholders may offer. Each time we or any selling stockholder sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We and the selling stockholders are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “BioScrip,” the “Company,” “we,” “us,” “our” or similar references mean BioScrip, Inc. and its subsidiaries on a consolidated basis.

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated herein by this reference, before making an investment decision. See “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We also maintain an Internet website at http://bioscrip.com, which provides additional information about us through which you can also access our SEC filings. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to BioScrip, Inc., 100 Clearbrook Road, Elmsford, New York 10523, Attention: Corporate Secretary, telephone: (914) 460-1600. This prospectus incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on March 15, 2013;

•	Current Reports on Form 8-K filed on February 4, 2013, March 11, 2013, and March 14, 2013;

•	portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on April 2, 2013; and

•	the description of our common stock included in our amended registration statements on Form 8-A/A filed on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and any amendment or report we may file with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus.

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This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	unfavorable general economic and market conditions;

•	risks associated with increased government regulation related to the health care and insurance industries in general, and more specifically, home infusion, home health and specialty pharmaceutical distribution organizations;

•	the ability of our home health agencies or pharmacies to comply with the conditions of participation in the Medicare program or Medicare supplier standards;

•	the impact of any new requirements on compounding pharmacies;

•	increased competition from our competitors, including competitors with greater resources, which could have the effect of reducing prices and margins and decreasing our ability to grow by acquisition at feasible prices;

•	the sources and amounts of our patient revenue, including the mix of patients and the rates of reimbursement among payors;

•	changes in industry pricing benchmarks, particularly “average wholesale price,” could adversely impact prices we get reimbursed by our customers, including state Medicaid programs, and the associated margins;

•	pharmacy benefit management, or PBM, client demands for enhanced service levels;

•	reductions in federal, state and commercial payor reimbursement;

•	delays or suspensions of federal and state payments for services provided;

•	efforts to reduce healthcare costs;

•	existence of complex laws and regulations relating to our business;

•	satisfying financial covenants contained in our credit facility;

•	availability of financing on reasonable terms;

•	ability to hire and retain key employees;

•	network lock-outs and decisions to in-source by health insurers or health systems;

•	the outcome of lawsuits and governmental investigations;

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•	unanticipated increases or other changes in our acquisition cost for our products;

•	the significant indebtedness incurred in completing the acquisition of Critical Homecare Solutions Holdings, Inc., or CHS, in March 2010 may limit our ability to execute our business strategy in the future and increase the risk of default under our debt obligations; and

•	other risks referenced from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2012.

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OUR COMPANY

We are a national provider of home infusion and other home care services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and the delivery of cost-effective access to prescription medications and home health services. Our services are designed to improve clinical outcomes to patients with chronic and acute healthcare conditions while controlling overall healthcare costs. We were incorporated in Delaware in 1996 as MIM Corporation, with our primary business and operations being pharmacy benefit management services. Over the years, we have expanded our service offerings to include home infusion services and home health, which are now the primary drivers of our growth strategy. As of December 31, 2012, we had a total of 81 locations in 24 states, encompassing 32 home nursing locations and 49 home infusion locations, including two contract affiliated infusion pharmacies. On February 1, 2013, we acquired 14 new infusion pharmacy locations through the acquisition of HomeChoice Partners, Inc., to which we refer as the HomeChoice Acquisition.

Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, home-based and community-based care environment. Our core services are provided in coordination with, and under the direction of the patient’s physician. Our infusion and home health professionals, including pharmacists, nurses, dieticians, respiratory therapists and physical therapists, work with the physician to develop a plan of care suited to our patients’ specific needs. Whether in the home, physician office, ambulatory infusion center or other alternate site of care, we provide products, services and condition-specific clinical management programs, often tailored to improve the care of individuals with complex health conditions such as cancer, multiple sclerosis, organ transplants, bleeding disorders, rheumatoid arthritis, immune deficiencies and congestive heart failure.

On February 1, 2012, we entered into a Community Pharmacy and Mail Business Purchase Agreement by and among Walgreen Co. and certain subsidiaries, on the one hand, and BioScrip and certain subsidiaries, on the other hand, to whom we refer collectively as the Sellers, with respect to the sale of certain assets, rights and properties, to which we refer as the Pharmacy Services Asset Sale, relating to the Sellers’ traditional and specialty pharmacy mail and community retail pharmacy store operations. As a result of the Pharmacy Services Asset Sale, we reevaluated our operating and reportable segments, changing our operating and reportable segments from “Infusion/Home Health Services” and “Pharmacy Services” to our new operating and reportable segments: “Infusion Services”, “Home Health Services” and “PBM Services”. These three new operating and reportable segments reflect how our chief operating decision maker now reviews our results in terms of allocating resources and assessing performance.

Our Infusion Services segment provides services consisting of home infusion therapy, respiratory therapy and the provision of durable medical equipment products and services. Infusion services include the dispensing and administering of infusion-based drugs, which typically require additional nursing and clinical management services, equipment to administer the correct dosage and patient training designed to improve patient outcomes. Home infusion services also include the dispensing of certain self-injectible therapies.

Our Home Health Services segment provides services including the provision of skilled nursing services and therapy visits, private duty nursing services, hospice services, rehabilitation services and medical social services to patients primarily in their home.

Our integrated PBM services segment, which includes discount card programs, design programs and claims processing to offer customers and patients cost-effective access to pharmacy products and services through network pharmacy providers.

We maintain our principal executive offices at 100 Clearbrook Road, Elmsford, New York 10523. Our telephone number there is (914) 460-1600. The address of our website is http://bioscrip.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for each of the periods indicated (amounts in thousands except for ratios of earnings to fixed charges).

	For the years ended December 31,
(in thousands)	2012(1)	2011	2010		2009	2008

Earnings (loss)
Pre-tax (loss) income	$(12,779)	$11	$(18,975)		$13,546	$(86,228)
Add: Fixed charges	28,123	29,562	29,323		2,758	3,878
Add: Amortization of capitalized interest	68	59	12		-	-
Less: Interest capitalized	(12)	115	-		-	-
Total earnings (loss)	$15,424	$29,517	$10,360		$16,304	$(82,350)

Fixed charges
Interest expense, net	$25,487	$27,190	$23,573		$1,920	$2,711
Interest capitalized	(12)	115	-		-	-
Amortized premiums, discounts and capitalized expenses related to indebtedness	1,274	1,058	4,062		-	-
Interest costs incurred and estimated within rental expense	1,374	1,200	1,688		838	1,167
Total fixed charges	$28,123	$29,562	$29,323		$2,758	$3,878

Ratio of earnings to fixed charges	0.55x (2)	1.00x	0.35x	(2)	5.91x	- (2)

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings (losses) consist of pre-tax income (loss) from continuing operations before adjustments for income or loss from equity investees, plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, interest portion of rental expense, and amortization and write-off of capitalized expenses relating to indebtedness.

(1)	Subsequent to December 31, 2012, the Company funded the HomeChoice Acquisition with a combination of $57.7 million in cash on hand and drawing of $14.6 million from the Company’s Second Amended and Restated Credit Agreement, dated as of March 17, 2011, to which we refer as the Revolving Credit Facility. The applicable drawdown from our Revolving Credit Facility occurred as of February 1, 2013, in the total amount of $20.0 million with an applicable interest rate of 4.50%, and was allocated as follows: (i) $14.6 million to partially fund the HomeChoice Acquisition and (ii) $5.4 million retained in cash for general corporate purposes.

(2)	Earnings before taxes were insufficient to cover fixed charges by $12.7 million, $19.0 million and $86.2 million for the fiscal years ended December 31, 2012, 2010 and 2008, respectively.

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USE OF PROCEEDS

Unless otherwise described in any prospectus supplement, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include, among other things, financing future acquisitions of or investments in businesses or assets, capital expenditures, repurchases of our outstanding debt or equity securities, debt servicing requirements or redemption of our short-term or long-term borrowings, or for other working capital requirements. Until we apply the net proceeds from a sale of securities to their intended purposes, we may temporarily invest the net proceeds in short-term marketable securities. We will disclose in the applicable prospectus supplement any intention to use the net proceeds from such offering in connection with an acquisition or to reduce or refinance outstanding debt.

We will not receive any of the proceeds from the sale by any selling stockholder pursuant to this prospectus of (i) up to an aggregate of 12,682,831 shares of our common stock, and (ii) up to an aggregate of 3,400,945 shares of our common stock issuable upon the exercise of our outstanding warrants. However, we will receive the proceeds from the exercise of our outstanding warrants if they are not exercised on a cashless basis.

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DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our amended and restated certificate of incorporation and amended and restated bylaws for additional information before you purchase any shares of our common stock.

General

Our certificate of incorporation provides that we may issue up to 125,000,000 shares of common stock, par value $0.0001 per share. As of March 5, 2013, 57,035,125 shares of common stock were issued and outstanding.

Voting. Holders of our common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware, or the DGCL, relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors.

Dividends. Holders of common stock are entitled to receive ratably dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities.

Miscellaneous. The holders of our common stock have no preemptive or other subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock.

Stockholders’ Agreement

On January 24, 2010 the Company entered into a stockholders’ agreement, to which we refer as the Stockholders’ Agreement, with Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., to whom we refer collectively as the Kohlberg Stockholders, and Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. Pursuant to the Stockholders’ Agreement, so long as the Kohlberg Stockholders or their affiliates beneficially own:

•	at least 50% of the Initial Kohlberg Shares (as defined in the Stockholders’ Agreement), Kohlberg will be entitled to designate two directors to our board of directors; or, as applicable,

•	at least 15% (but less than 50%) of the Initial Kohlberg Shares, Kohlberg will be entitled to designate one director to our board of directors.

The Company will include the Kohlberg’s nominees in each slate of nominees recommended by our board of directors in connection with any stockholders’ meeting. If at any time the Kohlberg Stockholders and/or their affiliates beneficially own in the aggregate less than 15% of the Initial Kohlberg Shares, then the stockholder parties to the Stockholders’ Agreement will not have the right to designate any directors to our board of directors. Furthermore, until Kohlberg ceases to have the right to designate one or more directors at least one of such Kohlberg designees will be entitled to representation on each of the Audit Committee, the Management Development and Compensation Committee and the Corporate Strategy Committee of our board of directors.

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Additionally, the Stockholders’ Agreement provides that, subject to certain exceptions, until Kohlberg ceases to have the right to designate one or more directors, as described above, none of the Kohlberg Stockholders, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, or Colleen Lederer, or any of their directors, officers or controlled affiliates, will:

•	effect, offer, propose, or actively participate in (other than to the extent their stock is otherwise impacted), or assist any other person/entity to effect, offer or propose or participate in:

•	any acquisition or any proposal to acquire any debt or equity securities of the Company (other than through the exercise of the Warrants (as defined in the Stockholders’ Agreement) or the roll over Options (as defined in the Stockholders’ Agreement));

•	any tender or exchange offer for debt or equity securities of the Company;

•	any merger, consolidation, share exchange or business combination involving the Company or any material portion of its business or any purchase of all or any substantial part of the assets of the Company or any material portion of its business;

•	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any material portion of its business; or

•	any “solicitation” of “proxies” (as such terms are defined under the Exchange Act), and the rules and regulations promulgated thereunder, but without regard to the exclusion from the definition of “solicitation” set forth in Rule l4a-l(l)(2)(iv) of Regulation 14A under the Exchange Act) with respect to the Company or any action resulting in such person or entity becoming a “participant” in any “election contest” (as such terms are used in Regulation 14A) with respect to the Company;

•	propose or make any recommendation with respect to any matter for submission to a vote of stockholders of the Company:

•	form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of the Company’s common stock (but excluding any “group” consisting solely of such stockholder parties to the Stockholders’ Agreement and affiliates);

•	grant any proxy with respect to any shares of the Company’s common stock to any person or entity not designated by the Company, other than a revocable proxy authorizing a representative of a stockholder party to the Stockholders’ Agreement to vote at a meeting of stockholders of the Company in the ordinary course of business;

•	deposit any shares of the Company’s common stock in a voting trust or subject any such shares to any arrangement or agreement with respect to the voting of such shares or other agreement having similar effect, except for agreements solely among the stockholder parties to the Stockholders’ Agreement and the Company and except for permitted transfers;

•	execute any written stockholder consent with respect to the Company;

•	take any other action to seek to affect the control of the Company;

•	enter into any discussions with any person or entity with respect to any of the foregoing, or advise others to take any action with respect to any of the foregoing;

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•	disclose to any person or entity any intention, plan or arrangement inconsistent with the foregoing or form any such intention that would result in any stockholder party to the Stockholders’ Agreement or the Company being required to make any such disclosure in any filing with a governmental authority or exchange or being required by applicable law to make a public announcement with respect thereto; or

•	request the Company or any of its affiliates, directors, officers, employees, representatives, advisors or agents, directly or indirectly, to amend or waive in any respect the Stockholders’ Agreement or the certificate of incorporation or the bylaws of the Company or any of its affiliates.

Anti-Takeover Provisions

Provisions of the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. This summary below does not purport to be complete and is qualified in its entirety by reference to the DGCL and our amended and restated certificate of incorporation and amended and restated bylaws.

Interested Stockholder Transactions under Delaware Law.

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, unless:

·	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

·	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

·	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

·	any merger or consolidation involving the corporation and the interested stockholder;

·	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

·	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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·	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

·	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of discouraging or delaying certain transactions that may result in a change in control of our company or management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

·	provide that stockholders do not have cumulative voting rights.

·	provide that stockholders do not have the power to call a special meeting.

·	impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

·	provide that the Company indemnifies our officers and directors against losses incurred in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

·	permit the Company to issue shares of common stock without any action by stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Blank Check Preferred Stock

Our amended and restated certificate of incorporation provides for 5,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer or otherwise. To the extent our board causes shares of our preferred stock to be issued, the voting or other rights of a potential acquirer might be diluted. Our board of directors has the authority to issue shares of our preferred stock without any action by our stockholders. Any such issuance may have the effect of delaying, deterring or preventing a change of control of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., New York, New York.

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DESCRIPTION OF PREFERRED STOCK

Our amended and restated certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of March 5, 2013, zero shares of preferred stock were issued and outstanding. Our board of directors, without further action of our stockholders, is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the DGCL, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and relative rights of each such series and the qualifications, limitations, or restrictions thereof. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The preferred stock of all series shall have powers, preferences and relative rights and shall be subject to qualifications, limitations and restrictions identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings under this prospectus. We will issue any such debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the currency of denomination of the debt securities;

•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether the debt securities are to be issued at any OID and the amount of discount with which such debt securities may be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the form of the debt securities;

•	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

•	any other terms of the debt securities, which may modify or delete any provision of the indenture.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture provides that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;

•	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;

•	if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the debenture trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;

•	materially adversely affect the economic terms of any right to convert or exchange any debt securities; and

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the debenture trustee, the rights, duties or immunities of the debenture trustee.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus forms a part does not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness as well as senior convertible indebtedness or subordinated convertible indebtedness, and does not limit us from issuing any other debt, including secured indebtedness or unsecured indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

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So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the debenture trustee or any agent of ours or the debenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

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Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the debenture trustee.

In the event that DTC acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is owned by the users of its regulated subsidiaries. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

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To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the debenture trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC’s records, to the debenture trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the SEC.

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DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

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•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

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SELLING STOCKHOLDERS

In addition to the securities we may offer with this prospectus, this prospectus also relates to the possible sale in one or more offerings from time to time by certain of our stockholders, to whom we refer as Selling Stockholders, of (i) up to an aggregate of 12,682,831 shares of our common stock, or the merger shares, and (ii) up to an aggregate of 3,400,945 shares of our common stock issuable upon the exercise of our outstanding warrants, or the merger warrants. The Selling Stockholders may sell all, a portion or none of their securities registered hereunder, at any time and from time to time.

The Selling Stockholders acquired the merger shares and merger warrants from the Company in a private transaction in March 2010 in connection with the Company’s acquisition of CHS. The Selling Stockholders will acquire, if at all, some or all of the 3,400,945 shares of common stock issuable upon exercise of merger warrants, if any, in a private transaction between the Company and respective exercising Selling Stockholder. No merger warrants are registered hereunder. 793,800 shares of our common stock registered hereunder by the Selling Stockholders are held in escrow to satisfy the indemnification obligations of the Selling Stockholders in connection with the Company’s acquisition of CHS. The Selling Stockholders acknowledge that any such shares that are forfeited to us in accordance with the applicable escrow agreement may be de-registered by us pursuant to a post-effective amendment to the registration statement of which this prospectus forms a part.

We will pay all expenses incurred with respect to the registration of the securities owned by the Selling Stockholders, other than underwriting fees, discounts or commissions, which will be borne by the Selling Stockholders. We will provide you with a prospectus supplement naming the Selling Stockholders, the amount of shares to be sold and any other terms of the offering of shares of our common stock being sold by the Selling Stockholders.

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PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through agents;

•	to or through underwriters;

•	to or through brokers or dealers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market marker or into an existing trading market, on an exchange or otherwise;

•	directly to purchasers, including through negotiated sales or a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Any selling stockholder may also sell his, her or its securities being offered hereby in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the purchase price of the securities being offered and the proceeds to be received from the sale;

•	any over-allotment options under which underwriters may purchase additional securities;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters, Agents and Dealers

We or any selling stockholder may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis.

If we or any selling stockholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or any selling stockholder may use underwriters with whom we or any selling stockholder have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

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If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we or any selling stockholder will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We or any selling security holder may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or any selling security holder may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

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LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Polsinelli Shughart PC, Chicago, Illinois.

EXPERTS

The consolidated financial statements of BioScrip, Inc. appearing in BioScrip, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of BioScrip, Inc.’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and BioScrip, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

SEC registration fee		$53,914
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees		*
Trustee’s fees and expenses		*
Miscellaneous		*

Total	$	*

*	The estimated expenses are presently indeterminable and will be set forth in the applicable prospectus supplement with respect to any offering of securities registered hereunder.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the amended and restated certificate of incorporation and amended and restated bylaws of BioScrip, Inc. (“BioScrip”).

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.01 of our amended and restated bylaws makes mandatory that we will indemnify our directors and officers to the fullest extent permissible under the Delaware General Corporation Law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; or (ii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law.

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Article Eighth of our amended and restated certificate of incorporation provides that our directors shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that Section 102(b)(7) (or any successor or additional provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

In addition, the Delaware General Corporation Law and our amended and restated bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on April 2, 2013.

BIOSCRIP, INC.

By:	/s/ Kimberlee Seah
	Name:	Kimberlee Seah
	Title:	Senior Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)

/s/ Richard M. Smith	President, Chief Executive Officer and Director
Richard M. Smith	(Principal Executive Officer)

/s/ Hai Tran	Senior Vice President, Chief Financial Officer and Treasurer
Hai Tran	(Principal Financial Officer)

/s/ Patricia Bogusz	Vice President, Finance
Patricia Bogusz	(Principal Accounting Officer)

*	Chairman of the Board and Director
Myron Z. Holubiak

*	Director
Charlotte W. Collins

*	Director
Samuel P. Frieder

*	Director
David R. Hubers

*	Director
Richard L. Robbins

*	Director
Stuart A. Samuels

*	Director
Gordon H. Woodward

* By:	/s/ Kimberlee Seah
Kimberlee Seah, as Attorney-in-Fact
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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of underwriting agreement (for equity securities)*

1.2	Form of underwriting agreement (for debt securities)*

2.1	Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc., incorporated by reference to Exhibit 99.2 to the Company’s Form 8-K filed on August 9, 2004

2.2	Amendment No. 1, dated January 3, 2005, to Agreement and Plan of Merger dated August 9, 2004 by and among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc., incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 5, 2005

2.3	Agreement and Plan of Merger, dated as of January 24, 2010, by and among the Company, Camelot Acquisition Corp. (now known as CHS Holdings, Inc.), Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd., incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on January 27, 2010

3.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2005

3.2	Amendment to Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 10, 2010

3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 28, 2011

4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 31, 2006

4.2	Specimen Preferred Stock Certificate*

4.3	Form of Indenture relating to Debt Securities**

4.4	Form of Debt Securities*

4.5	Specimen Warrant Certificate*

4.6	Form of Warrant Agreement*

4.7	Specimen Unit Certificate*

4.8	Form of Unit Agreement*

5.1	Opinion of Polsinelli Shughart PC regarding validity**

12	Computation of Ratio of Earnings to Fixed Charges **

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23.1	Consent of Ernst & Young LLP

23.2	Consent of Polsinelli Shughart PC (included in Exhibit 5.1)

24.1	Powers of Attorney**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee with respect to the Debt Securities*

*	To be filed either by amendment to the Registration Statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Previously filed.

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